As filed with the Securities and Exchange Commission on April 29, 2015

Registration No.  333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BLUEPRINT MEDICINES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	2834	26-3632015
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

215 First Street

Cambridge, Massachusetts 02142

(617) 622-4003

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey W. Albers

President and Chief Executive Officer

Blueprint Medicines Corporation

215 First Street

Cambridge, MA 02142

(617) 374-7580

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kingsley L. Taft Michael J. Minahan Laurie A. Burlingame Goodwin Procter LLP Exchange Place Boston, Massachusetts 02109 (617) 570-1000	Peter N. Handrinos Ryan K. deFord Latham & Watkins LLP John Hancock Tower 200 Clarendon Street Boston, MA 02116 (617) 948-6000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-202938

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(2)
Common stock, $0.001 par value per share	$28,103,119	$3,266

(1)          In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, the Registrant is registering an additional amount of securities having a proposed maximum offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1, as amended (File No. 333-203273).  Includes the aggregate offering price of shares that may be purchased by the underwriters pursuant to an option to purchase additional shares.

(2)          Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.  Includes the aggregate offering price of shares that may be purchased by the underwriters pursuant to an option to purchase additional shares. As permitted by Rule 457(o), the number of shares being registered and the proposed maximum offering price per share are not included in this table.

This registration statement shall become effective upon filing with the Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the Registration Statement on Form S-1 (File No. 333-202938) filed by Blueprint Medicines Corporation with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on April 29, 2015, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cambridge, Commonwealth of Massachusetts, this 29th day of April, 2015.

BLUEPRINT MEDICINES CORPORATION

By:	/s/ Jeffrey W. Albers
Jeffrey W. Albers
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated below.

Signature	Title	Date

/s/ Jeffrey W. Albers	President, Chief Executive Officer and Director (Principal Executive Officer)	April 29, 2015
Jeffrey W. Albers

/s/ Kyle D. Kuvalanka	Chief Business Officer (Principal Financial and Accounting Officer)	April 29, 2015
Kyle D. Kuvalanka

*	Chairman of the Board	April 29, 2015
Daniel S. Lynch

*	Director	April 29, 2015
Nicholas Lydon, Ph.D.

*	Director	April 29, 2015
Alexis Borisy

*	Director	April 29, 2015
George Demetri

*	Director	April 29, 2015
Charles A. Rowland

* Pursuant to Power of Attorney

By:	/s/ Jeffrey W. Albers
Jeffrey W. Albers
Attorney-in-Fact

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EXHIBIT INDEX

Exhibit No.		Description
5.1		Opinion of Goodwin Procter LLP
23.1		Consent of Ernst & Young LLP
23.2		Consent of Goodwin Procter LLP (included in Exhibit 5.1)
24.1	*	Power of Attorney

*  Previously filed

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